UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2006
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada		V6E 2R1
(Address of principal executive offices)		(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[      ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[      ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 27, 2006 Canyon Copper Corp. (the “Company”) entered into amendments to its loan agreements with Aton Ventures Fund Ltd. (“AVF”) and Asset Protection Fund Ltd. (“APF”) (together the “Lenders”) pursuant to which the Lenders loaned $500,000 to the Company. Pursuant to the terms of the amendment agreements with the Lenders, AVF agreed to extend the maturity date of its loan to April 12, 2007 and APF agreed to extend the maturity date of its loan to April 11, 2007. In consideration of the extension of the maturity date of the loan agreements, the Company agreed to amend the conversion terms of each of the loan agreements to provide that each Lender has the option at any time prior to the Maturity Date convert all or any portion of the principal outstanding on its loan at the lesser of $0.30 or the closing price of the shares of the Company on the OTC Bulletin Board on the business day preceding the date that the Lender provides notice of conversion to the Company, upon receipt of which the Company will issue for no additional consideration, one half of a share purchase warrant for each conversion share issued by the Company to the Lender, with each whole warrant entitling the Lender to purchase an additional share of the Company’s common stock at a price of $0.40 per share.

The above summary is qualified in its entirety by reference to the full text of the amended loan agreements and promissory notes, copies of which are filed as exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8K and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 6, 2006 the Company announced analysis results from a further ten drill holes from the 33 hole program completed earlier this year on the Company's New York Canyon copper project located in the Santa Fe Mining District, Mineral County, Nevada. Three of the recent holes confirm that significant intervals of copper oxide mineralization are present at the Longshot Ridge deposit. These intervals include: hole 06-21C 0.54% Cu over 115 ft, hole 06-23C 0.78% Cu over 230 ft and hole 06-25R 0.47% Cu over 110 ft. Five of the holes show moderate concentrations near what is thought to be the limits of the mineralization and two holes indicate that the mineralized limit has been located.

Results have recently been received from re-analyses conducted on all pulps generated from the 2006 drill program. The ten holes currently available for release include 06-11R, 13R, 14R, 15C, 20R, 21C, 22R, 23C, 24R and 25R. Reverse Circulation holes are designated "R" and diamond drill core holes are designated "C".

Hole ID	From (ft)	To (ft)	Length (ft)	Copper (%)
06-11R	0 55 195	10 95 215	10 40 20	1.03 0.26 0.44
06-13R	No Significant Results
06-14R	No Significant Results
06-15R	95	135	40	0.39
06-20R	85 125	95 140	10 15	0.78 0.43

06-21C including	10 105	125 125	115 20	0.54 1.03
06-22R	0 55 295	25 125 310	25 70 15	0.39 0.32 0.90
06-23C including	0 80 210	45 310 270	45 230 60	0.35 0.78 1.72
06-24R	30 95	70 165	40 70	0.29 0.41
06-25R including	70 120 450	180 150 485	110 30 35	0.47 0.96 0.34

Core hole 06-23C returned an average of 0.78% copper over a 230 foot interval starting from 80 feet. Included in this interval is a 60 foot section that averaged 1.72% copper from 210 to 270 feet. An upper interval from surface to 45 feet intersected 0.35% copper. Mineralization is hosted within skarn altered siltstone separated by a less altered and mineralized limestone sequence. This drill hole is located in the southern area of the Longshot Ridge copper-oxide zone and was drilled north at a dip of -58 degrees to a depth of 453 feet. RC drill 06-11R was drilled vertically to a depth of 265 feet. As shown in the table above, three mineralized horizons were encountered starting from surface to a depth of 215 feet within skarn altered siltstone varying from 0.26% copper over 40 feet to 1.03% copper over 10 feet.

Drill holes 06-13R and 06-14R were both drilled vertically to depths of 365 feet and 350 feet respectively. These holes are located in the south-western area of Longshot Ridge within variably skarn altered siltstone. These holes, spaced approximately 120 feet apart, did not return any significant copper mineralization and may define the near surface limit of mineralization in this direction. Hole 06-15R, located in the south central area of Longshot Ridge, returned an average of 0.39% copper over a 35 foot interval from 95 to 130 feet.

Hole 06-20R was drilled in the south central portion of Longshot Ridge. This vertical hole returned an average of 0.80% copper over a 10 foot interval from 85 to 95 feet from within skarn altered marble and a 15 foot interval from 125 feet that averaged 0.43% copper in altered siltstone. Core hole 06-21C is located in the northwest area of Longshot Ridge. This vertical drill hole returned 0.54% copper over a 115 foot interval starting at 10 feet, including 1.03% copper over 20 feet from 105 to 125 feet. Hole 06-22R is located in the central portion of Longshot Ridge and intersected three mineralized horizons as shown in the table above, including 0.90% copper over 15 feet starting at 295 feet.

Hole 06-24R is located in the south central portion of the Longshot Ridge deposit and returned an average of 0.29% copper over 40 feet starting at 30 feet depth and a 70 foot interval averaging 0.41% copper starting at 95 feet. Hole 06-25R was drilled from the same setup as 06-24R and oriented towards the northwest at a 60 degree angle to a depth of 600 feet. The hole returned 0.47% copper over a 110 foot interval starting at 70 feet, including a 30 foot interval from 120 feet that averaged 0.96% copper. A further 35 foot interval from 450 feet returned an average of 0.34% copper.

These analyses were completed by ALS Chemex using their AA62 atomic absorption procedure and included a thorough quality assurance/quality control protocol of certified standard reference materials, duplicates and blanks. Drilling to date at the Longshot Ridge copper deposit has confirmed and expanded on the known extent of the copper oxide mineralization, which is exposed at surface and has been tested to depths up to 400 feet. With the exception of holes 06-13R and

06-14R reported herein, all drill holes completed to date have indicated the consistent and wide spread nature of the copper mineralization at Longshot Ridge. Results for the remaining 8 holes from the 2006 drill program will be reported once cleared by the QA/QC supervisor. The recent data will be incorporated into the overall New York Canyon project database to develop a resource estimate of the copper content at Longshot Ridge.

ITEM 9.01		FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit

10.1	First Amendment Loan Agreement dated November 27, 2006 between Canyon Copper Corp. and Aton Ventures Fund Ltd.

10.2	First Amendment to Loan Agreement dated November 27, 2006 between Canyon Copper Corp. and Asset Protection Fund Ltd.

10.3	Convertible Promissory Note dated November 27, 2006 between Canyon Copper Corp. and Aton Ventures Fund Ltd.

10.4	Convertible Promissory Note dated November 27, 2006 between Canyon Copper Corp. and Asset Protection Fund Ltd.

99.1	Press Release dated December 6, 2006 announcing drilling analysis results on 10 drill holes from the New York Canyon Property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: December 12, 2006	By:	/s/ KURT BORDIAN
KURT BORDIAN
Chief Financial Officer